Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237461) and Form S-8 (Nos. 333-189511, 333-169297, 333-162218, 333-116277, 333-86966, 333-63293, 333-35073 and 333-267095) of The TJX Companies, Inc. of our report dated March 29, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2023